UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2016

New York REIT, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-36416	27-1065431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor
New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 25, 2016 New York REIT, Inc. (the “Company”) disclosed that its Board of Directors had approved on that date a Master Combination Agreement with JBG Properties, Inc. and JBG/Operating Partners, L.P. and certain of their affiliates (collectively, “JBG”). The approval of the Company’s Board of Directors was by a vote of five directors voting for and one director voting against.

Additional Information about the Proposed Transaction and Where to Find It

The issuance of common stock and OP units pursuant to the proposed transaction will be submitted to the stockholders of the Company for their approval. In connection with the proposed transaction, the Company expects to file with the Securities and Exchange Commission (the “SEC”) relevant materials, including a definitive proxy statement which will be mailed or otherwise disseminated to the Company’s stockholders when it becomes available. THE COMPANY’S STOCKHOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors may obtain free copies of the proxy statement and other relevant documents filed by the Company with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by the Company with the SEC are also available free of charge on the Company’s website at www.nyrt.com.

Participants in Solicitation Relating to the Proposed Transaction

The Company, JBG and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposed transaction. Information regarding the Company’s directors and executive officers can be found in the Company’s latest Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 26, 2016. Information regarding JBG’s executive officers can be found in Exhibit 99.3 to the Company’s Current Report on Form 8-K filed with the SEC on May 25, 2016. Additional information regarding the interests of such potential participants will be included in the proxy statement and other relevant documents filed with the SEC in connection with the proposed transaction when they become available. These documents are available free of charge on the SEC’s website and from the Company’s using the sources indicated above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2016	NEW YORK REIT, INC.

	By:	/s/ MICHAEL A. HAPPEL
Michael A. Happel
Chief Executive Officer and President